Exhibit 10.39

AgigA Tech, Inc.

a Simtek Corporation

FOUNDERS STOCK AGREEMENT

THIS FOUNDERS STOCK AGREEMENT (the “Agreement”) made as of this 13thday of February, 2008, between AgigA Tech, Inc., a Delaware corporation (the “Company”), and Ronald Sartore (the “Founder”).  Simtek Corporation (“Simtek”), the holder of all of the convertible preferred stock of the Company, has agreed with the Company to be bound by the provisions of Sections 4(e), 7, 10 and 11 of this Agreement.

1.

Grant of Stock.

(a)

Grant.  Subject to the terms and conditions of this Agreement, the Company hereby grants to Founder 100 shares of the common stock, par value $0.0001 per share, of the Company (the “Founder Stock”), effective as of February 13, 2008 (the “Grant Date”), with a Fair Market Value in the aggregate of $ 100.00 as of the Grant Date.

(b)

Adjustment for Stock Split, Dividend.  If the Company shall at any time increase or decrease the number of its outstanding shares of common stock, or change in any way the rights and privileges of such shares by means of the payment of a stock dividend or any other distribution upon such shares payable in shares of common stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the common stock, then in relation to the shares that are affected by one or more of the above events, the numbers, rights and privileges of the shares subject to this Agreement shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence.

2.

Vesting.

(a)

Rights Prior to Vesting.  Beginning upon the Grant Date, Founder shall be entitled to vote Founder’s shares of Founder Stock regardless whether such Founder Stock has vested pursuant to Section 2(b).  Unless otherwise provided herein, Founder Stock shall not have any other right until such Founder Stock has vested pursuant to Section 2(b).

(b)

Time-based Vesting.  The Founder Stock shall vest on the following schedule:

(i)

the initial 20% of the shares of Founder Stock shall vest on the first anniversary of the Grant Date; and

(ii)

thereafter, the remaining 80% of the shares of Founder Stock shall vest in equal installments on the last day of each of the 48 months following the first anniversary of the Grant Date.

(c)

Termination of Employment.

(i)

If, before any shares of Founder Stock have become vested, Founder terminates employment with the Company on account of death or disability or, retirement from employment with the Company and such retirement, in the sole discretion of the board of directors of the Company, is a “qualified retirement,” 20% of the shares of Founder Stock shall become fully vested and shall become subject to the Company’s right of repurchase set forth in Section 5 below.  Founder or Founder’s personal representative, as the case may be, shall immediately transfer and assign to the Company, without the requirement of any consideration from the Company, all shares of Founder Stock that have not become vested.  For purposes of this Agreement, a “qualified retirement” means the permanent retirement from full time employment with no present intention to return to full time employment.  Working on a part time basis in an industry unrelated to that of the Company shall not prevent a retirement from being a qualified retirement.

(ii)

If Founder ceases performing services for the Company for any reason other than death, disability or a qualified retirement (as determined in the sole discretion of the board), Founder shall immediately transfer and assign to the Company, without the requirement for any consideration from the Company, all shares of Founder Stock that have not become vested.  The vested shares shall be subject to the Company’s right of repurchase set forth in Section 5 below.

(d)

Delivery of Unvested Shares.  If Founder or Founder’s representative is required to transfer some or all of the shares of Founder Stock to the Company pursuant to Section 4(e) hereof, the shares shall be tendered promptly to the Company by the delivery of certificates for such shares, duly endorsed in blank by Founder or Founder’s representative or with stock powers attached thereto duly endorsed, at the Company’s principal offices, all in form suitable for the transfer of such shares to the Company without the payment of any consideration therefor by the Company. After the time at which any such shares are required to be delivered to the Company for transfer to the Company, the Company shall not pay any dividend to Founder on account of such shares or permit Founder to exercise any of the privileges or rights of a stockholder with respect to such shares but shall, in so far as permitted by law, treat the Company as owner of such shares.

(e)

Fractional Shares.  Since the number of shares of Founder Stock is not divisible by 60, fractional shares of the Founder Stock shall vest.  Fractional shares shall vest in denominations of one tenth (1/10) of a share.

3.

Transferability.

(a)

No Transfer Prior to Vesting.  Founder shall not transfer any share of the Founder Stock for the period beginning on the Grant Date and ending on the date that such share has vested pursuant to Section 2(b), other than to members of Founder’s family or trusts or other entities established for the primary benefit of Founder’s family.  For purposes of this agreement, “transfer” shall mean any sale, assignment, transfer, gift, pledge, hypothecation or other disposition, by operation of law or otherwise, whether or not for value.

(b)

Transfer Upon Vesting.  Except as provided otherwise in this Agreement, including as provided in Section 6 below, to the extent the shares have become vested pursuant to Section 2(b), the shares of Founder Stock shall be transferable.

(c)

Transfer Upon Divorce.  All or a portion of Founder’s shares of Founders Stock may be transferred to the spouse or former spouse of Founder upon a dissolution of marriage in accordance with the final decree of divorce issued by a court of competent jurisdiction.  Any shares so transferred to a spouse or former spouse shall continue to be subject to the vesting conditions set forth in Section 2 above and shall be subject to forfeiture if the vesting conditions are not satisfied.

(d)

Effect of Prohibited Transfer.  If any transfer of shares of Founder Stock is made or attempted to be made contrary to the terms of this Agreement, the Company shall have the right to acquire for its own account, without the payment of any consideration therefore, such shares from the owner thereof or his or her transferee, at any time before or after such prohibited transfer. In addition to any other legal or equitable remedies it may have, the Company may enforce its rights to specific performance to the extent permitted by law and may exercise such other equitable remedies then available to it. The Company may refuse for any purpose to recognize any transferee who receives shares contrary to the provisions of this Agreement as a stockholder of the Company and may retain and/or recover all dividends on such shares that were paid or payable subsequent to the date on which the prohibited transfer was made or attempted.

4.

Liquidity Events.

(a)

Demand for Qualifying Initial Public Offering.  At any time after December 31, 2012, upon the written demand of Founders holding at least 75% of the aggregate outstanding shares of Founder Stock, the Company shall in good faith attempt to complete an Initial Public Offering of its common stock (an “Initial Public Offering”).  The Company shall not be required to initiate or complete an initial public offering unless (i) the Company has recognized gross revenues of at least $50 million and net income of an amount equal to 7.5% or more of gross revenues for the most recent full fiscal year, (ii) a major investment bank (the “Managing Underwriter”) reasonably satisfactory to the Company and Simtek has agreed to underwrite and manage the proposed Initial Public Offering, (iii) the minimum valuation for the Company (on a pre-offering basis) is at least $300,000,000, (iv) the Company raises gross proceeds in the Initial Public Offering of at least $100,000,000, (v) the board of directors of the Company in good faith determines such Initial Public Offering is in the best interest of the Company and all of its stockholders, and (vi) the board of directors of Simtek, as holder of the convertible preferred stock, in good faith concurs with the determination of the board of directors of the Company pursuant to clause (v).  An Initial Public Offering that satisfies the conditions specified in the preceding sentence is a “Qualifying IPO” for purposes of this Agreement.

(b)

Vesting Upon Initial Public Offering.  If the Company successfully completes (i) an Initial Public Offering that is not a Qualifying IPO or (ii) a Qualifying IPO that closes before the second anniversary of the Grant Date (each, an “Accelerating Event”), then upon completion of such Accelerating Event:  (x) 50% of the unvested Founder Stock shall become fully vested, and (y) all remaining unvested Time-Vesting Shares shall continue to vest in equal amounts on the schedule provided in Section 2(b) or, if the Accelerating Event occurs within two years of the Grant Date, in 24 equal installments on the last day of each of the next 24 months.

(c)

Vesting Upon Merger or Change of Control of the Company.  All of  the unvested Founder Stock shall become fully vested, upon the earlier of: (i) completion of  any consolidation or merger of the Company with or into any other corporation or other entity or person that does not control, or is not controlled by or under common control with, Simtek, if such merger or consolidation was not approved by a majority of the Company’s directors, which majority shall include all of the Company’s independent directors; (ii) any other corporate reorganization, in which Simtek immediately following such consolidation, merger or reorganization, own less than 50% of the voting power of the surviving or successor entity immediately after such consolidation, merger or reorganization, if such merger or reorganization was not approved by a majority of the Company’s directors, which majority shall include all of the Company’s independent directors; or (iii) the date that Simtek ceases to hold at least 50% of the Company’s common stock (calculated assuming a conversion of all of the Company’s preferred stock held by Simtek) and the sale or other occurrence that caused Simtek’s percentage interest to be less than 50% is not approved by a majority of the Company’s directors, which majority shall include all of the Company’s independent directors.  For purposes of this Section 4(c), the Company’s independent directors shall mean the Company’s directors who are not employees of Simtek or the Company.  Each of the events described in clauses (i), (ii) and (iii) is a “Liquidity Event.”

(d)

No Vesting upon Merger or Change of Control of Simtek.  No share of Founder Stock shall vest solely because of the consolidation, merger or reorganization of Simtek or the acquisition by any person or group (within the meaning of 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”)) of any percentage of the outstanding shares of common stock of Simtek or upon any change in the membership of the board of directors of Simtek.

(e)

Sale of Founder Shares.  If the Company has not concluded a Qualifying IPO or other Initial Public Offering, or a Liquidity Event has not occurred, by December 31, 2017, all unvested shares of Founder Stock shall be cancelled and the Company shall offer to purchase all of the vested shares of Founder Stock.  If Simtek holds at least 50% of the Company’s common stock (calculated assuming a conversion of all of the Company’s preferred stock held by Simtek) on December 31, 2017, Simtek shall be obligated to complete the purchase contemplated by this Section 4(e) if the Company is unable.  The purchase price per share for any shares purchased under this Section 4(e) shall be equal to the Fair Market Value of such share, as calculated pursuant to Section 12.  At the closing of such repurchase, (i) the Company shall pay to Founder the aggregate purchase price, subject to Section 13 hereof, for the shares purchased under this Section 4(e), and (ii) Founder shall deliver to the Company or its assigns the certificate or certificates representing such shares of Founder Stock, duly endorsed for transfer, free and clear of any liens, pledges or encumbrances.

5.

Right of Repurchase.  The Company shall have the right to purchase all or any part of the Founder Stock in the circumstances set forth in this Section 5 (the “Repurchase Option”).  The Repurchase Option is exercisable by the Company in its sole discretion, and nothing herein shall be interpreted as requiring the Company to repurchase Founder Stock owned by Founder under any circumstances.  If Founder fails to deliver shares of Founder Stock for purchase upon exercise of the Repurchase Option by the Company, the Company shall refuse to recognize the recipient of such Founder Stock as holder thereof for any purpose, including without limitation dividend and voting rights.

(a)

Circumstances Giving Rise to Repurchase Option. The Repurchase Option shall be effective and exercisable with respect to Founder in accordance with the provisions of paragraphs (b) and (c) of this Section 5 upon termination of Founder's employment with the Company for any “cause.”  For the purposes of this Agreement, the term “cause” shall include only the following acts:  (i) conviction of any felony or any misdemeanor involving dishonesty or moral turpitude, (ii) theft or material misuse of the Company's property or time, (iii) illegal use of any controlled substance, or (iv) willful misconduct.

(b)

Exercise of Repurchase Option. The Company or its assigns may exercise the Repurchase Option by written notice to Founder within 30 days after the date of termination of Founder’s employment with the Company.  The Company shall designate in such notice a date, time and place for the closing of the repurchase (the “Repurchase Closing”), which shall be not more than 60 days after the date of the Company’s notice, unless otherwise agreed by the parties.  The Company may assign its rights hereunder with respect to a particular repurchase by written notice to Founder at or prior to the Repurchase Closing.  The Repurchase Closing shall take place at the offices of the Company or of its counsel, unless otherwise agreed by the parties.  At the Repurchase Closing, the Company shall purchase, and Founder shall sell to the Company, the shares of Founder Stock as to which the Repurchase Option has been exercised at the price and on the terms set forth in paragraph (c) of this Section 5.

(c)

Purchase Price and Terms of Sale.  The purchase price per share for any Founder Stock purchased under this Section 5 shall be equal to the Fair Market Value of such share, as calculated pursuant to Section 12.  At the Repurchase Closing, (i) the Company shall pay to Founder the aggregate purchase price, subject to Section 13 hereof, for the shares purchased under this Section 5, and (ii) Founder shall deliver to the Company or its assigns the certificate or certificates representing such shares of Founder Stock, duly endorsed for transfer, free and clear of any liens, pledges or encumbrances.

6.

Right of First Refusal.

(a)

Third Party Transfers.   If a Founder (the “Selling Stockholder”) has received from a third party a bona fide offer to purchase, assign or transfer all or a portion of Founder Stock (the “Offered Interest”), the Selling Stockholder shall notify the Company, which notice (a

“Transfer Notice”) shall identify the third party, describe the proposed consideration and all other material terms and conditions of the proposed purchase and sale, assignment or transfer and include a copy of the offer, and the Company shall have 15 days following receipt of such notice to notify the Selling Stockholder of its election to purchase the Offered Interests (a “Buy Notice”).  If the Company elects to purchase the Offered Interests in accordance with Section 6(a), the Offered Interest will be sold to the Company on the terms and conditions specified in the Transfer Notice or, if such terms include consideration other than cash, the cash equivalent of such consideration, as promptly as practicable after delivery of the Buy Notice.   In connection with such sale, each of the Selling Stockholder and the Company will execute and deliver such instruments of conveyance, assignment and transfer, and will take such actions as either the Selling Stockholder or the Company may reasonably request to effect such sale of Founder Stock, free and clear of all liens.

(b)

Transfer if no Election.   If the Company has not elected to purchase the Offered Interests in accordance with Section 6(a), the Selling Stockholder may transfer all, but not less than all, of the Offered Interest to the third party identified in the Transfer Notice.

7.

Tag Along Rights.

(a)

Tag Along Rights.  If Simtek agrees to transfer any of its preferred stock or common stock issued upon conversion thereof in a bona fide transaction or series of related transactions with an unaffiliated third party and such third party is willing to acquire common stock in addition to preferred stock (a “Third Party Sale”), it shall deliver written notice thereof (the “Tag Along Notice”) to Founders.  The Tag Along Notice shall identify the name of the proposed purchaser, the number of shares of common stock to be sold, the purchase price, the terms of payment, the date by which the closing of the Third Party Sale must occur, which date shall not be less than 30 nor more than 150 days after delivery of the Tag Along Notice, and all other material terms and conditions of the proposed Third Party Sale and include a copy of the offer.  Each of the Founders shall have the right, but not the obligation, to participate in such Third Party Sale with respect to Founder’s vested shares of Founder Stock but not unvested shares on the same terms and conditions as Simtek, by giving written notice of such Founder's participation (a “Participation Notice”) to Simtek no later than 30 days after the date that Simtek delivers a Tag Along Notice to Founders.  The number of shares of Founder Stock that each of the Founders shall be entitled to sell in connection with such Third Party Sale (the “Founders’ Put Shares”) shall be equal to the product of (i) the aggregate number of shares of Founder Stock to be sold in the Third Party Sale, multiplied by (ii) a fraction, the numerator of which is the total number of shares of Founder Stock in question and the denominator of which is the number of vested shares of Founder Stock then owned by all of Founders that have delivered a Participation Notice and the shares of stock owned by Simtek.  In the event that a Founder duly exercises its right to participate in the Third Party Sale, Simtek shall cause Founders’ Put Shares to be purchased from Founder accordingly and Founder shall take all necessary and desirable actions reasonably requested by Simtek in connection with the consummation of the Third Party Sale, including the execution of such agreements and such instruments and other actions reasonably necessary to provide the representations, warranties, indemnities, covenants, conditions, escrow agreements and other provisions and agreements relating to the Company and to Founders’ Put Shares to be sold in connection with the Third Party Sale.

(b)

Simtek Obligations.  Simtek shall not be obligated pursuant to Section 7(a) unless the number of shares it proposes to sell in a Third Party Sale is greater than 25% of the total outstanding shares of Company common stock.  Simtek shall not be obligated to include Founders’ Put Shares in the Third Party Sale unless Founders deliver Participation Notices with respect to at least an aggregate of 50% of the Founder Stock.

8.

Covenants of the Company.

(a)

Delivery of Financial Statements.  Beginning on the date that at least 75% of the aggregate outstanding shares of Founder Stock issued by the Company to Founder and all of the Founders have become vested, the Company shall deliver to each Founder, as soon as practicable, but in any event within 120 days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company as of the end of such year, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”).

(b)

Reports.  Following an Initial Public Offering and with the intent of making Rule 144 under the Securities Act available to Founders, the Company will use its best efforts to file with the U.S. Securities and Exchange Commission (the “Commission”) such information as is required under the Securities Exchange Act of 1934 for so long as there are holders of Registrable Securities; and in such event, the Company shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 under the Securities Act (or any comparable successor rules).  The Company shall furnish to any holder of Registrable Securities upon request a written statement executed by the Company as to the steps it has taken to comply with the current public information requirement of Rule 144 (or such comparable successor rules).

9.

Registration Rights.

(a)

Demand Registration.  At any time following the one year anniversary of an initial public offering of capital stock of the Company, upon the written request of holders holding 50% or more of the Founder Stock owned by Founder or Founder’s successors and any shares of capital stock of the Company which may be issued or distributed in respect thereof by way of stock dividend or stock split or other distribution, recapitalization, merger, consolidation or reclassification or other reorganization or otherwise (“Registrable Securities”), the Company  shall file with the Commission as promptly as practicable after request, and use its best efforts to cause to become effective, a registration statement under the Securities Act of 1933 (the “Securities Act”) registering the offering and sale of the Registrable Securities which the Company has been so requested to register; all to the extent necessary to permit the disposition of the Registrable Securities so to be registered, provided that (i) the Company shall not be obligated to file a registration statement pursuant to this Section 9 with respect to more than one registration, and (ii) the Company shall not be obligated to file a registration statement pursuant to this Section 9 unless the aggregate amount of Registrable Securities that the holders seek to register constitute at least 50% of all Registrable Securities. If the holders requesting the registration request that the offering be in the form of an underwritten offering through underwriters, the Company shall designate as underwriters investment banking firms of national reputation that are satisfactory to the persons holding a majority of the Registrable Securities to be included in such registration.  No person may participate in any registration hereunder that is underwritten unless such person (A) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the person or persons entitled hereunder to approve such arrangements and (B) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

(b)

Registration Expenses.  All expenses incident to the Company’s  performance of or compliance with Section 9 of this Agreement, including, without limitation, all Commission registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), rating agency fees, printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of the Company’s officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of the securities to be registered, if any, on each securities exchange on which similar securities issued by the Company are then listed and reasonable fees and disbursement of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or “cold comfort” letters required by or incident to such performance) and related expenses (all such expenses being herein called “Registration Expenses”) will be borne by the Company; provided, that Registration Expenses shall not include, and the Company shall not be responsible for any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities or any other expenses incurred by the holders thereof in connection with such registration, which shall be paid by such holders requesting such registration.

(c)

Term.  This Section 9 shall terminate on the earlier of (i) the date on which the holding period specified in Rule 144(k) (or any successor rule) under the Securities Act with respect to a person that is not an “affiliate” (as defined in Rule 144) of the Company has been satisfied, or (ii) such time as all Registrable Securities have been sold pursuant to an effective registration statement under the Securities Act or may be publicly sold without registration.

(d)

Indemnification.

(i)

In connection with any registered public offering of Registrable Securities pursuant to this Agreement, the Company agrees to indemnify, to the fullest extent permitted by law, each holder whose Registrable Securities are sold in such offering against all losses, claims, damages, liabilities and expenses (including attorney’s fees) arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any application under which such Registrable Securities were registered under the Securities Act and/or the applicable state blue sky and securities laws (the “Registration Materials”), or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Materials upon any written information furnished in writing to the Company by such holder expressly for use in such Registration Materials.

(ii)

Each holder whose Registrable Securities are sold in any registered public offering pursuant to this Agreement hereof severally but not jointly agrees to indemnify, to the fullest extent permitted by law, the Company, the other holders whose Registrable Securities are sold in such offering, their respective officers and directors and each other person, if any, who controls the Company or such other holders (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorney’s fees) caused by any untrue or alleged untrue statement of a material fact contained in any Registration Materials or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Materials in reliance upon any written information furnished in writing to the Company by the holder expressly for use in such Registration Materials.  In no event shall the liability of any holder hereunder be an amount greater than the dollar amount of the proceeds received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(e)

Lock-Up.  If the Company commences a public offering of its securities and the Managing Underwriter of such public offering requires the Company or its stockholders to execute “lock-up agreements” with respect to shares of capital stock of the Company, Founder agrees to execute a lock-up agreement on similar terms to those agreements executed by the Company; provided, however, that in no case shall the lock-up period exceed 180 days.

10.

Funding Matters.

(a)

Simtek Funding.  Simtek initially agrees to capitalize the Company with a capital contribution of $5.0 million, which is a combination of $1.7 million in cash for operations which was paid in 2007 and $3.3 million in cash for operations, capital and related investments to be paid in 2008 (the “2008 Amount”).  Simtek hereby agrees to fund the operations of the Company for up to at least two years with an additional $5.0 million in cash and other liquid assets (the “Additional Amount”) upon the terms and conditions specified herein and subject to review and approval by Simtek including a proposed annual funding schedule as set forth below and as may be modified from time to time based on written mutual agreement by Simtek and Founders (the “Founding Parties”).  This review and approval will include, but not be limited to the Company’s spending plans, budgets, and general operating plans.  These plans are to be submitted by the Company to Simtek on a quarterly basis and shall detail the projected revenue, spending, headcount, and key milestones.  The funding shall be made in such amounts and at such times as the board of directors of the Company shall request, which request shall not be unreasonably refused, based on the plans previously approved by Simtek, in a written notice delivered to Simtek at least 30 days prior to the requesting date, or such shorter period as Simtek may agree.  Simtek shall receive no additional equity securities for funding all or a portion of the 2008 Amount or Additional Amount.  Simtek shall not return any equity securities issued to it even if none of the 2008 Amount or Additional Amount is contributed by Simtek.

(b)

Simtek Obligation.  Nothing in this agreement shall be construed to compel Simtek to fund any 2008 Amount or Additional Amount, if the Company is not achieving its operating plans, budgets, or key milestones as previously submitted to and approved by Simtek.  If Simtek contributes amounts in excess of the 2008 Amount and Additional Amount, the terms of such investment, including the issuance of additional equity securities in consideration for such contribution, shall be negotiated among Simtek and the directors of the Company who are not employed by Simtek.  If there are no directors who are not Simtek employees, Simtek will negotiate the terms with Founders holding a majority of the outstanding Founder Stock.

(c)

Third Party Funding.  The Company, Simtek and Founders acknowledge that, subject to Simtek’s approval, the Company and Simtek may jointly seek separate funding uniquely for the Company from potential joint venture strategic or financial partners and that the percentage interest in the Company of the Founding Parties will be diluted pro rata in accordance with terms to be negotiated by the Founding Parties and any potential partners at the time of said financing.

11.

Voting.  Simtek and Founders agree to vote their respective shares of common stock of the Company for the election of directors of the Company as follows:

(i)

holders of a majority of the outstanding shares of Founder Stock shall nominate one director if the Company has four or fewer directors and Simtek, its successors or assignees shall nominate the remaining directors;

(ii)

holders of a majority of the outstanding shares of Founder Stock shall nominate two directors if the Company has five, six, seven or eight directors and Simtek, its successors or assignees shall nominate the remaining directors; or

(iii)

holders of a majority of the outstanding shares of Founder Stock shall nominate the number of directors that is at least 25% of the total number of directors if the Company has nine or more directors and Simtek, its successors or assignees shall nominate the remaining directors.

12.

Determination of Fair Market Value.  The equity value of the Company shall be determined by multiplying (i) the sum of the total revenue less credits issued to customers for returns, allowances, discounts, etc. (as determined in accordance with U.S. GAAP) of the Company for the four most recent fiscal quarters prior to the date of calculation, by (ii) two (the “Company Valuation Formula”).  The Company shall calculate the value of Company using the Company Valuation Formula.  For purposes of this Agreement, “Fair Market Value” with respect to each share of Founder stock as of any date shall be the amount equal to (i) the value of the Company determined in the manner specified above, divided by (ii) the total number of shares of common stock and preferred stock (on an as converted basis) outstanding as of the calculation date.

13.

Installment Payments.  Payments to be made by the Company pursuant to Sections 4(e), 5 and 6 shall be made, (i) by check, or (ii) with the consent of Founder, by promissory note payable in equal annual installments over a four year period with interest credited on the installments at the applicable federal rate (as determined for purposes of Section 1274 of the Code) in effect on the date on which the purchase is made.

14.

Withholding.  Upon vesting of any number of the shares of Founder Stock, Founder shall make appropriate arrangements with the Company to make payment to the Company of the amount required to be withheld under applicable federal, state, local, and other tax laws (collectively, “Withholding Taxes”). Founder shall pay such Withholding Taxes in cash. If Founder has not made arrangements satisfactory to the Company to pay the Withholding Taxes, the Company shall withhold from Founder’s pay for the pay periods immediately following the vesting date the required Withholding Taxes.

15.

Termination of Certain Provisions.  The provisions of Sections 4(c), 5, 6, 7, 8(a), 10 and 11 shall terminate and be of no further force or effect upon the completion of an Initial Public Offering by the Company.

16.

Miscellaneous.

(a)

Legend.  All certificates representing Founder Stock shall have affixed thereto the following legend:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO ALL OF THE TERMS OF A FOUNDERS STOCK AGREEMENT BETWEEN AGIGA TECH, INC., INC. (THE “COMPANY”), AND THE REGISTERED OWNER (“OWNER”) OF THIS CERTIFICATE (THE “AGREEMENT”). COPIES OF THE AGREEMENT AND THE PLAN ARE ON FILE AT THE OFFICE OF THE COMPANY. THE AGREEMENT, AMONG OTHER THINGS, LIMITS THE RIGHT OF THE OWNER TO TRANSFER THE SHARES REPRESENTED BY THIS CERTIFICATE AND PROVIDE IN CERTAIN CIRCUMSTANCES THAT ALL OR A PORTION OF THE SHARES MUST BE RETURNED TO THE COMPANY.

(b)

Custody of Certificates.  The Company may, in its sole discretion, require Founder to keep the certificate the shares of Founder Stock, duly endorsed, in the custody of the Company until the shares have vested pursuant to Sections 2(b) or 2(c).

(c)

Notices.  Any notice required or permitted to be given under this Agreement shall be in writing and shall be given by first class registered or certified mail, postage prepaid, or by personal delivery to the appropriate party, addressed:

(i)

If to the Company, to AgigA Tech, Inc., a Simtek corporation, Attention: Corporate Secretary, 4250 Buckingham Drive, Suite 100, Colorado Springs, Colorado 80907 or at such other address as may have been furnished to Founder in writing by the Company; or

(ii)

If to Founder, to Ronald Sartore, 14445 Cypress Point, Poway, CA  92064 or at other address as may have been furnished to the Company by Founder.

Any such notice shall be deemed to have been given as of the second day after deposit in the United States mails, postage prepaid, properly addressed as set forth above, in the case of mailed notice, or as of the date delivered in the case of personal delivery.

(d)

Investment Representations.  The Company may require Founder to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that he is acquiring the stock for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with Federal and applicable state securities laws.  Legends evidencing such restrictions may be placed on the stock certificates.

(e)

Changes in Accounting Rules.  Except as provided otherwise in this Agreement, if, during the term of this Agreement, any changes in the financial or tax accounting rules applicable to Founder Stock shall occur which, in the sole judgment of the Company, may have a material adverse effect on the reported earnings, assets or liabilities of the Company or Simtek, the Company shall have the right and power to modify as necessary, any then outstanding unvested shares of Founder Stock.

(f)

Taxes. The Founder should consult Founder's own tax advisors about the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement (including any tax consequences that may result under recently enacted tax legislation).  The Founder is relying solely on such advisors and not on any statements or representations of the Company or any of its affiliates or agents.  Neither the Company nor its affiliates warrant that the assigned value of the shares granted in this Agreement is accurate for tax purposes. The Founder understands that the Founder (and not the Company or its affiliates) shall be responsible for the Founder's own tax liability that may arise as a result of the transactions contemplated by this Agreement.

(g)

Amendment.  Except as provided herein, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and Founder.

(h)

Defined Terms.  Capitalized terms shall have the meaning set forth in the plan or herein, as the case may be.

(i)

Construction; Severability.  The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(j)

Waiver.  Any provision contained in this Agreement may be waived, either generally or in any particular instance, by the Committee appointed under the plan, but only to the extent permitted under the plan.

(k)

Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Company and Founder and their respective heirs, executors, administrators, legal representatives, successors and assigns.

(l)

Rights to Employment.  Nothing contained in this Agreement shall be construed as giving Founder any right to be retained in the employ of the Company and this Agreement is limited solely to governing the rights and obligations of Founder with respect to the Founder Stock.

(m)

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

AGIGA TECH, INC.

By:

/s/Harold A. Blomquist___________________

Harold A. Blomquist, Executive Chairman

FOUNDER

_/s/ Ronald Sartore____________________________

Ronald Sartore

Solely for purposes of Sections 4(e), 7, 10 and 11, the undersigned has executed this Agreement as of February 13, 2008.

SIMTEK CORPORATION

By:

_/s/Harold Blomquist_____________________

Harold A. Blomquist, Chief Executive Officer